Date:	February 12, 2008
For Release:	Immediate
Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Crivelli, Executive Vice President
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751, gmorgan@met-pro.com	610-642-8253 extension 123

Met-Pro Files Amended Forms 10-K and 10-Qs and Updates Investors
on Status of Audit Committee Investigation

Harleysville, PA, February 12, 2008– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company filed amended Forms 10-Q/A for the fiscal quarters ended October 31, 2006, April 30, 2007, July 31, 2007, and October 31, 2007, as well as an amended Form 10-K/A for the fiscal year ended January 31, 2007 (collectively the “Amended Filings”).

The Amended Filings correct errors to the Company’s financial statements which resulted from the unauthorized actions of a non-officer sales employee, in violation of the Company’s policies including its revenue recognition policy.  The employee’s actions caused the Company to prematurely recognize net sales and net income and resulted in or contributed to errors in earnings per share, accounts receivable, inventories, prepaid expenses, accounts payable, accrued expenses, customers’ advances, retained earnings, and backlog.

The adjusted sales, net income, earnings per share, and backlog figures as reported in today’s Amended Filings do not differ materially from those reported in the press release and 8-K filed on January 23, 2008.

The following is a summary of the adjustments:

	3rd Quarter Ended 10/31/2006	4th Quarter Ended 1/31/2007	FYE 1/31/2007	1st Quarter Ended 4/30/2007	2nd Quarter Ended 7/31/2007	3rd Quarter Ended 10/31/2007
As Reported
Net Sales	$25,323,927	$22,529,264	$91,411,114	$21,916,609	$27,596,089	$28,059,516
Net Income	2,172,818	2,001,878	7,190,829	3,878,243	2,527,701	2,786,139
EPS, Diluted(1)	0.14	0.13	0.47	0.25	0.17	0.18
EPS, Basic (1)	0.15	0.13	0.48	0.26	0.17	0.19
Backlog of Orders	24,683,895	28,638,162	28,638,162	30,022,963	26,482,339	20,563,041

As Amended
Net Sales	$25,008,855	$22,025,706	$90,592,484	$20,816,113	$25,148,431	$29,042,650
Net Income	2,066,466	1,844,205	6,926,804	3,721,751	1,927,268	3,066,852
EPS, Diluted(1)	0.14	0.12	0.46	0.24	0.13	0.20
EPS, Basic (1)	0.14	0.12	0.46	0.25	0.13	0.20
Backlog of Orders	24,998,967	29,456,792	29,456,792	31,942,079	30,290,983	22,297,091

(1)
On October 17, 2007, the Board of Directors declared a four-for-three stock split which was paid on November 14, 2007 to shareholders of record on November 1, 2007. All references to per share amounts give effect to the split.

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Met-Pro Corporation/Page 2

To date, the Audit Committee’s investigation, which is continuing, has revealed the following:

•
The financial statement errors were facilitated by fabricated statements and documents by the employee as well as by false statements by two different outside vendors each acting together with the employee to mislead the Company.

•
The employee improperly entered into commission sharing agreements with several outside sales representatives with respect to commissions paid by the Company, in violation of the Company’s policies. The amount received by the employee as a result of these commission agreements is currently believed to be less than $300,000.

•	No other employees of the Company were involved.

The Company has instituted a number of changes in its internal control over financial reporting in order to improve the Company’s control over revenue recognition as well as sales commissions and to reduce the likelihood of any reoccurrence of these issues.  The Company has also terminated the employee, and intends to seek restitution from him.

De Hont stated, “While the Audit Committee’s investigation is ongoing, we are grateful to have quickly completed our Amended Filings in order to minimize investor concern.  The actions of this former employee are regrettable, to say the least,and are in complete opposition to the culture of integrity that is fundamental toMet-Pro Corporation. Themisguided actions of this one employee are not indicativeof any broader ethical issues.  Even so, we are working with our employees to reinforce policies, reiterate expectations, and ensure total commitment to first-rate ethics and sound business practices.”

The Company expects to report and hold a teleconference call on its results of operations and financial performance for the fourth quarter and for the fiscal year ended January 31, 2008 on February 28, 2008.  The Company will provide details for the teleconference call next week.

Safe HarborStatement Under the Private Securities Litigation Reform Act of 1995:

This News Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "may," "will," "should," "preliminary," "to date", and their variations are intended to identify forward-looking statements. Insofar as the Company's investigation is not complete, the amounts of prematurely recognized net sales and net income referred to above, and the statements that such net sales and net income will be recognized or are expected to be recognized in subsequent and/or future fiscal periods, are forward-looking statements. Additionally, the following are each forward-looking statements: the statements with respect to the Audit Committee's preliminary conclusions as to the nature, extent and impact of the employee's actions; statements as to the period in which the activities discussed above took place; statements as to the outcome of any further investigation the Company may undertake; statements as to the Company's ability to file restated financial statements; and statements as to remedial action taken by the Company to address the indicated areas of material weakness in its internal control over financial reporting.

The statements made in this News Release speak only as of the date of this News Release and are subject to risks and uncertainties that could cause actual results to differ materially from those indicated by this News Release, including without limitation the further investigation that the Company is undertaking with respect to the matters referred to in this News Release; potential claims or proceedings relating to such matters, including shareholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies; and actions that may be taken or required in connection with the Company's investigation including the need to restate financial results for prior periods and the conclusions of the Company's management and/or audit committee based upon the results of the investigation.

For other factors that could cause Met-Pro Corporation's results to vary, please see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or publicly update any forward-looking statement.

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Met-Pro Corporation/Page 3

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the second consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. The Company was also recently named as one of America’s “Top Publicly-Held Manufacturers” by Start-It magazine. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; and filtration and purification technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

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